Envirotech Vehicles ANNUAL MEETING | AUGUST 3, 2021 ALL-ELECTRIC SOLUTIONS FOR THE TRANSPORT INDUSTRY Exhibit 99.1

This presentation has been prepared by Envirotech Vehicles, Inc. (the “Company”) and contains, in addition to historical information, certain forward-looking statements that are based on the Company's current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of the Company's management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Any forward-looking statements made in this presentation speak only as of the date on which it is made. The Company is under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. For historical information relating to the Company, you should consider the information contained in the Company’s filings with the U.S. Securities and Exchange Commission, (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020 (filed for ADOMANI, Inc.), and particularly in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as well as the Company's subsequent filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other data about the Company's industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of the Company's future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. By attending or receiving this presentation you acknowledge that you will be solely responsible for your own assessment of the market and the Company's market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the Company's business. FORWARD-LOOKING STATEMENTS 2

THE FUTURE IS NOW Envirotech Vehicles is a provider of zero-emission purpose-built electric vehicles for light to heavy-duty commercial fleets Helping fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance 3

AGGRESSIVE TURNAROUND POSITIONS BUSINESS FOR GROWTH EXPANDING OUR REACH New domestic and international opportunities Partnerships, agreements and incentive programs are growing East Coast presence Recent order from partner in Barbados Benefits include: Industry expertise Broader product line Efficiencies: Reduced vehicle costs $28M in new capital since December 2020 Growth capital to scale business Changed name to Envirotech Vehicles to better reflect business 4

MERGER HIGHLIGHTS Expertise: 30+ years design + engineering experience Synergy: Previously a partner; reduced vehicle cost by eliminating 2-step vehicle markup Enhanced buying + negotiating power with vendors Expanded Product Line: Creates one of the most complete product lines in the industry Current vehicles ready for customers; multiple new products under development Certifications/VIN: Certified by the California Air Resources Board (CARB) Certified with NY agencies Ability to assign VINS and to homologate vehicles quickly 5

MARKET OPPORTUNITY Increasing demand for medium to heavy duty EV trucks is being driven by: Online Shipping Urbanization Home Delivery Freight & Commercial Vehicles “The electric vehicle market is expected to grow at a CAGR of 33.6% from 2020 to reach $2.5 trillion by 2027… The growth is attributed mainly to supportive government policies, increasing investments by leading automotive OEMs and rising environmental concerns regarding automotive emissions.” - Meticulous Research, May 2021 6

PROJECTED FLEET VEHICLES EV GROWTH https://about.bnef.com/blog/electric-transport-revolution-set-spread-rapidly-light-medium-commercial-vehicle-market/

CURRENT EV PRODUCT LINEUP Providing innovative, high-quality conventional and special-purposed Class 3 and Class 4 vehicles to commercial and last-mile delivery fleets, school districts, public and private transportation service companies, colleges and universities 8

EV PRODUCTS EXPECTED TO COME IN 2021 9

SIGNIFICANT MOMENTUM SIGNING FACTORY AUTHORIZED REPRESENTATIVE AGREEMENTS 10 5.19.21 5.20.21 6.03.21 6.08.21 TLC Truck and Equipment Florida Zero Nox California Sunset Vans California Joseph Holdings Barbados 7.20.21 Wasatch Clean Energy Utah First Class 4 electric truck delivered Submitted HVIP voucher for 23 additional vehicles First Class 4 van delivered Submitted HVIP voucher for 10 additional vehicles 7.27.21 Hoglund Bus Co. Minnesota

11 GROWING SALES NUMBERS Purchase Order For 25 Vehicles From Kingbee Rentals, LLC Kingbee Rentals, LLC is the only month-to-month work-ready van rental provider in the United States Purchase order is for 25 Class 4 vans Valued at approximately $2.0 million Purchase Order For 5 Vehicles From Joseph Holdings, LLC The Barbados-based waste management services provider entered a FAR agreement with Envirotech Vehicles in June 2021 Purchase order is for 3 trucks and 2 vans Valued at approximately $400,000 Vehicles expected to be delivered in 3Q21

“BUY AMERICA” EXECUTIVE ORDER In January 2021, President Biden signed an executive order to transition U.S. government fleet to U.S.-manufactured electric vehicles Increased Demand: Replace ~456,000 government vehicles with U.S. manufactured electric vehicles Most vehicles are Class 3, 4 or 5 Large Market Opportunity: Plan equates to $25 billion in total Large portion pertains to vehicles in Envirotech Vehicles’ product line Envirotech Vehicles is the only U.S. purpose-built supplier of vehicles with current inventory of Class 3, 4, and 5 vehicles that can deliver product 12

GROWTH STRATEGY Drive Shareholder Returns 13

HIGHLIGHTS Core Product Line Ready For Customers: Four types of vehicles ready for delivery Decreasing total cost of ownership for customers Significant + Growing Market Opportunity: ~30% of medium-sized fleet vehicles expected to be electric by 20401 Increasing government and state incentives Improved Management, Capital Base and Strategy: New management with proven success record New growth capital Clear strategy to scale business New name/branding Robust Pipeline: Growing pipeline of opportunities as fleet owners embrace EV 14 1BloombergNEF Electric Vehicle Outlook 2021

15 INVESTOR RELATIONS CONTACTS